Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Farmers & Merchants Bancorp, Inc. on Form S-8 (File No. 001-38084) of our report dated June 21, 2023, of our audits of the financial statements of The Farmers & Merchants State Bank 401(k) and Profit Sharing Plan as of December 31, 2022 and 2021, and for the years then ended, which report is included in the Annual Report on Form 11-K.

FORVIS, LLP

Fort Wayne, Indiana

June 21, 2023